UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 28, 2013

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 28, 2013, Internap Network Services Corporation (the “Company”) has appointed Stephen D. Callahan as the Senior Vice President, Global Sales.

Mr. Callahan, age 43, has over 20 years of sales leadership experience in varied technology and service companies. Mr. Callahan is currently Internap’s Vice President, Global Channel Sales and has been with the company since our acquisition of Voxel Holdings, Inc., a provider of scalable hosting and cloud solutions, in December 2011.   With Voxel since March 2011, Mr. Callahan served as its Senior Vice President, Sales and Marketing and he continued to lead the Voxel sales team following our acquisition of Voxel. Mr. Callahan began his career at MCI Worldcom (then known as MCI Telecommunications Corporation) in 1992 and served in increasingly senior sales roles during his eight years of tenure, including most recently serving as Major Account Sales Manager. In 2000, Mr. Callahan joined eLink Communications, an integrated communications provider, and served as Director of Sales until 2001, at which time he was promoted to General Manager and Vice President of Sales following eLink’s purchase by Eureka GGN, a position he held until 2003. After serving as Vice President of Sales for FairCall Corporation, a communications provider, from 2003 to 2004, Mr. Callahan rejoined Eureka in 2004 as Vice President of Sales and continued in that role after its acquisition by Broadview Networks in 2007 until 2010. Immediately prior to joining Voxel, Mr. Callahan served as Senior Vice President of Sales and Marketing for Intergis LLC, a provider of tracking and reporting solutions. Mr. Callahan received his B.A. in History and Economics from Muhlenberg College.

Mr. Callahan will receive (1) an annual base salary of $245,000, (2) an option to purchase 45,000 shares of the Company’s common stock at a purchase price equal to the closing price on the grant date, 25% of which will vest on the first anniversary of the grant date and the remainder to vest in 36 equal monthly installments thereafter, (3) a grant of 25,000 shares of restricted stock, which will vest in four equal annual installments, and (4) customary benefits including paid time off. Mr. Callahan will continue to participate in the Company’s 2013 sales incentive plan through the remainder of 2013 and will become entitled to participate in the Company’s 2014 short term incentive plan (as of January 1, 2014) with a potential bonus based upon criteria to be established by the Company’s Board of Directors at a target level of 50% of base salary and a maximum level of 100% of base salary.

Mr. Callahan also will be a party to an Employment Security Agreement (the “ESA”), which provides certain benefits in the event Mr. Callahan’s employment is terminated, either in connection with or unrelated to a change in control of the Company. Upon a qualifying termination (as defined in the ESA), other than during a protection period (also as defined in the ESA), Mr. Callahan will receive severance equal to his then-current base salary. Upon a qualifying termination during a protection period (generally, in the event of a change-in-control related termination), Mr. Callahan will receive one times his then-current base salary plus his maximum bonus under the bonus plan established by the Board of Directors for the year in which the termination occurs, and all of his unvested equity-based awards will vest. The foregoing description of the ESA does not purport to be complete and is qualified in its entirety by reference to the ESA, which is filed as Exhibit 10.1, and is incorporated herein by reference.

Richard A. Shank, the former Senior Vice President, Global Sales, will remain with the Company for a transition period, after which time the Company anticipates entering into a separation agreement with Mr. Shank regarding the terms of his separation, a copy of which will be filed with the Securities and Exchange Commission following execution and the passage of the required revocation period.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Security Agreement, effective October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: October 30, 2013	By:	/s/ J. Eric Cooney
J. Eric Cooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Security Agreement, effective October 28, 2013.